Exhibit 2.9

Third Note Deed Poll

Dated 29 February 2016

In relation to the Debt Issuance Programme of

AB Svensk Exportkredit (publ) (Swedish Export Credit Corporation)

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state in the United States. The Notes may not be offered or sold at any time within the United States or to, or for the account of, U.S. persons (as defined in Regulation S under the Securities Act), unless such Notes are registered under the Securities Act or an exemption from the registration requirements thereof is available.

The Issuer is neither a bank nor an authorised deposit-taking institution which is authorised under the Banking Act 1959 of Australia (“Banking Act”). The Notes are not obligations of any government and in particular, are not guaranteed by the Commonwealth of Australia.

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Third Note Deed Poll

Contents

Details		3

General terms		4

1	Interpretation	4

1.1	Incorporation of other defined terms	4
1.2	Definitions	4
1.3	References to certain general terms	4
1.4	References to principal and interest	5
1.5	Number	5
1.6	Headings	5

2	The Notes	5

2.1	Creation of Notes	5
2.2	Undertaking to pay	5
2.3	Appointment of Registrar	5

3	Rights and obligations of Noteholders	6

3.1	Notes to which this deed poll applies	6
3.2	Benefit and entitlement	6
3.3	Rights independent	6
3.4	Noteholders bound	6
3.5	Assignment	6
3.6	Meetings Provisions	6
3.7	Directions to hold Note Deed Poll	6
3.8	Copies of documents to Noteholders	6

4	Governing law, jurisdiction and service of process	7

4.1	Governing law	7
4.2	Jurisdiction	7
4.3	Serving documents	7
4.4	Agent for service of process	7

Schedule - Meetings Provisions		8

Signing page		18

Third Note Deed Poll

Details

Parties	Issuer as described below.

Issuer	Name	AB Svensk Exportkredit (publ) (Swedish Export Credit Corporation)

	Incorporated in	Kingdom of Sweden

	Address	Klarabergsviadukten 61-63
P.O. Box 194
SE-101 23 Stockholm
SWEDEN

	Telephone	+46 8 613 8300

	Email	lcm@sek.se

cma@sek.se

	Attention	Legal with a copy to Back Office

Beneficiaries	Each person who is from time to time a Noteholder.

Recitals	A	The Issuer proposes to issue Notes from time to time.

	B	The Notes will be constituted by and issued with the benefit of this deed and be issued in registered uncertificated form by entry in the Register.

	C	The Issuer has executed a Note Deed Poll dated 2 June 2006 (“2006 Deed Poll”) and a Second Note Deed Poll dated 19 March 2014 (“2014 Deed Poll”).

	D	The Notes issued by the Issuer:

(a)

prior to the date of this deed poll and any additional Tranches of Notes of existing Series of Notes will continue to have the benefit of, and be constituted by the 2006 Deed Poll or the 2014 Deed Poll (as the case may be and, in each case, as amended, supplemented or replaced by the applicable Pricing Supplement for those Notes); and

	(b)	on or after the date of this deed poll, will have the benefit of, and be constituted by, this deed poll.

Governing law	New South Wales

Date of deed poll	29 February 2016

Third Note Deed Poll

General terms

1                                         Interpretation

1.1                               Incorporation of other defined terms

Terms which are defined in the Conditions have the same meaning when used in this deed unless the same term is also defined in this deed, in which case the definition in this deed prevails.

1.2                               Definitions

These meanings apply unless the contrary intention appears:

Conditions means, in respect of a Note, the terms and conditions applicable to a Note as set out in the Information Memorandum, as supplemented, amended or replaced by any applicable Pricing Supplement as the case may be and references to a particular numbered Condition shall be construed accordingly;

Details means the section of this deed headed “Details”;

Information Memorandum means, in respect of a Note, the information memorandum or other offering document referred to in the Pricing Supplement, in each case, prepared by, or on behalf of, and approved in writing by, the Issuer in connection with the issue of that Note and all documents incorporated by reference in it, including any applicable Pricing Supplement and any other amendments or supplements to it; and

Pricing Supplement means, in respect of a Tranche of Notes, the pricing or other supplement prepared and issued in relation to such Notes and which has been confirmed by the Issuer.

1.3                               References to certain general terms

Unless the contrary intention appears, a reference in this deed to:

(a)                                 a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)                                 a document (including this deed) includes any variation or replacement of it;

(c)                                  a “law” includes common law, principles of equity, decree and any statute or other law made by any parliament (and a statute or other law made by parliament include and regulations and other instruments under it, and consolidations, amendments, re-enactments or replacements of it);

(d)                                 a “directive” includes a treaty, an official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(e)                                  “Australian dollars” or “A$” is a reference to the lawful currency of Australia;

(f)                                   a time of day is a reference to Sydney time;

(g)                                  a “person” includes an individual, corporation, company, firm, tribunal, undertaking, association, organisation, partnership, joint venture, trust, limited liability company, unincorporated organisation or government or any agency, instrumentality or political subdivision thereof, in each case whether or not a separate legal entity;

(h)                                 a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)                                     a “party” is a reference to a party to this deed;

(j)                                    a reference to the “Corporations Act” is to the Corporations Act 2001 of Australia;

(k)                                 anything (including any amount) is a reference to the whole and each part of it; and

(l)                                     the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

1.4                               References to principal and interest

Unless the contrary intention appears, in this deed any references to principal, interest and/or principal amount of a Note have the same meaning as in the Conditions applicable to that Note.

1.5                               Number

The singular includes the plural and vice versa.

1.6                               Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

2                                         The Notes

2.1                               Creation of Notes

(a)                                 The obligations of the Issuer under the Notes are constituted by, and owing under, this deed poll.

(b)                                 The Notes will be issued in registered uncertificated form by entry in the Register.

2.2                               Undertaking to pay

The Issuer unconditionally and irrevocably undertakes with each Noteholder:

(a)                                 to pay, in respect of each Note issued by it and held by the Noteholder, principal, any interest (if applicable) and any other amounts payable in accordance with the Conditions; and

(b)                                 otherwise to comply with the Conditions of that Note.

2.3                               Appointment of Registrar

For each Series of Notes, the Issuer agrees to:

(a)                                 establish and maintain; or

(b)                                 appoint a Registrar under an Agency Agreement and to procure that the Registrar establishes and maintains during the term of the appointment,

a Register in Sydney (or such other Australian city as the Issuer and the Registrar may agree).

3                                         Rights and obligations of Noteholders

3.1                               Notes to which this deed poll applies

This deed poll applies to all Notes issued on or after the date of this deed poll that are not additional Tranches of existing Series of Notes.

3.2                               Benefit and entitlement

This deed is executed as a deed poll. Accordingly, each Noteholder has the benefit of, and is entitled to enforce, this deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.

3.3                               Rights independent

Each Noteholder may enforce its rights under this deed independently from each other Noteholder.

3.4                               Noteholders bound

The Notes are issued on the condition that each Noteholder (and any person claiming through or under a Noteholder) is taken to have notice of and be bound by this deed, the Information Memorandum and the Conditions.

3.5                               Assignment

(a)                                 The Issuer may not assign, transfer or otherwise deal with all or any of its rights, benefits or obligations under this deed except in relation to a particular Series as expressly contemplated by the relevant Conditions.

(b)                                 Each Noteholder is entitled to assign, transfer or otherwise deal with all or any of its rights and benefits under this deed, subject to, and in accordance with, the Conditions.

3.6                               Meetings Provisions

The Meetings Provisions relating to a meeting of Noteholders are set out in the schedule (“Meetings Provisions”) to this deed.

3.7                               Directions to hold Note Deed Poll

Each Noteholder is taken to have irrevocably:

(a)                                 instructed the Issuer that this deed is to be delivered to and held by the Registrar; and

(b)                                 appointed and authorised the Registrar to hold this deed in Sydney, New South Wales (or such other Australian city as the Issuer and Registrar may agree) on its behalf.

3.8                               Copies of documents to Noteholders

Within 7 days of the Issuer receiving a written request from a Noteholder to do so, the Issuer must provide (or procure that the Registrar provides) to that Noteholder a certified copy of any document held in accordance with clause 3.7 (“Directions to hold Note Deed Poll”) if the Noteholder requires such copy in connection with any legal proceeding, claim or action brought by the Noteholder in relation to its rights under a Note.

4                                         Governing law, jurisdiction and service of process

4.1                               Governing law

This deed is governed by the law in force in the place specified in the Details and each party submits to the non-exclusive jurisdiction of the Courts in that place.

4.2                               Jurisdiction

The Issuer submits, and each Noteholder is taken to have submitted, to the non- exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to any suit, action or proceedings (“Proceedings”) being brought in those courts including by claiming that the Proceedings have been brought in an inconvenient forum or that those courts do not have jurisdiction.

4.3                               Serving documents

Without preventing any other method of service, any document in any Proceedings may be served on the Issuer by being delivered or left at its registered office or principal place of business.

4.4                               Agent for service of process

For so long as any of the Notes issued by it are outstanding, the Issuer will ensure that there is an agent appointed to accept service of process on its behalf in New South Wales, Australia in respect of any Proceedings as may be brought in the courts of New South Wales, Australia or the Federal Courts of Australia.

The Issuer appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111), currently of Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000, Australia, as its agent to receive any document referred to in clause 4.3 (“Serving documents”). If for any reason that person ceases to be able to act as such, the Issuer will immediately appoint another person with an office located in New South Wales to act as its agent to receive any such document and will promptly notify the Registrar and the Noteholders of any such appointment.

EXECUTED as a deed poll.

Third Note Deed Poll

Schedule - Meetings Provisions

The following are the Meetings Provisions referred to in the Conditions, and which will apply to meetings of Noteholders and are applicable to the convening of meetings of Noteholders and the passing of resolutions by them.

1                                         Interpretation

1.1                               Incorporation of other defined terms

Terms which are defined in the Conditions or the deed poll which these Meetings Provisions are a schedule have the same meaning when used in these provisions unless the same term is also defined in these provisions, in which case the definition in these provisions prevails. Subject to this, the remaining “Interpretation” provisions of the Conditions apply to these provisions.

1.2                               Definitions

These meanings apply unless the contrary intention appears:

Circulating Resolution means a written resolution of Noteholders made in accordance with paragraph 10 (“Circulating Resolutions”);

Extraordinary Resolution means a resolution:

(a)                                 passed at a meeting by at least 75% of the votes cast at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”); or

(b)                                 made in writing by Noteholders in accordance with paragraph 10(a)(ii) (“Circulating Resolutions”);

Form of Proxy means a notice in writing in the form available from the Registrar;

Notification Date means the date stated in the copies of a Circulating Resolution sent to Noteholders, which must be no later than the date on which that resolution is first notified to Noteholders;

Ordinary Resolution means a resolution:

(a)                                 passed at a meeting by at least 50% of the votes cast at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”); or

(b)                                 made in writing by Noteholders in accordance with paragraph 10(a)(i) (“Circulating Resolutions”);

Proxy means a person so appointed under a Form of Proxy; and

Special Quorum has the meaning set out in paragraph 5.1 (“Number for a quorum”).

1.3                               Noteholders at a specified time

The time and date for determining the identity of a Noteholder who may be counted for the purposes of determining a quorum or attend and vote at a meeting, or sign a Circulating Resolution, is at the close of business in the place where the Register is kept on the date which is seven days before the date of the meeting or, for a Circulating Resolution, the Notification Date.

1.4                               Notes held by Issuer and its affiliates

In determining whether the provisions relating to quorum, meeting and voting procedures or the signing of a Circulating Resolution are complied with, any Notes held in the name of the Issuer or any of its affiliates must be disregarded.

1.5                               References to certain terms

Unless the contrary intention appears, a reference in these provisions to:

(a)                                 a “meeting” is to a meeting of Noteholders of a single Series of Notes and references to “Notes” and to “Noteholders” are to the Notes of the Series in respect of which a meeting has been, or is to be, called and to the Noteholders of those Notes, respectively;

(b)                                 a “Circulating Resolution of Noteholders” is to a Circulating Resolution of Noteholders of a single Series of Notes and references to “Notes” and to “Noteholders” are to the Notes of the Series in respect of which a Circulating Resolution has been, or is to be, passed and to the Noteholders of those Notes respectively; and

(c)                                  the “Registrar” is to the Registrars of each of the relevant Series of Notes acting jointly.

2                                         Convening a meeting

2.1                               Who can convene a meeting?

(a)                                 The Issuer or the Registrar may convene a meeting of Noteholders (or, as described in paragraph (b), the Noteholders of one or more Series as the case may be) whenever they think fit.

(b)                                 Subject to paragraph (c), the Registrar must convene a meeting if it is asked to do so in writing:

(i)                                     by the Issuer; or

(ii)                                  by Noteholders who alone or together hold Notes representing at least 10% of the outstanding principal amount of Notes of any Series.

(c)                                  The Registrar need not convene a meeting unless it is indemnified to its satisfaction against all costs, charges and expenses incurred in convening the meeting.

2.2                               Venue

A meeting may be held at two or more venues using any technology that gives the Noteholders as a whole a reasonable opportunity to participate.

3                                         Notice of meeting

3.1                               Period of notice

Unless otherwise agreed in writing by each Noteholder, at least 21 days’ notice of a meeting must be given to:

(a)                                 each Noteholder (or in the case of a Note registered as being owned jointly, the person whose name appears first in the Register);

(b)                                 if the notice is not given by the Registrar, the Registrar; and

(c)                                  if the notice is not given by the Issuer, the Issuer.

3.2                               Contents of notice

The notice must:

(a)                                 specify the date, time and place of the meeting;

(b)                                 specify the resolutions to be proposed; and

(c)                                  explain how Noteholders may appoint Proxies and state that Proxies may be appointed until 48 hours before the meeting but not after that time.

3.3                               Effect of failure to give notice

The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive notice does not invalidate any resolution passed at the meeting.

3.4                               Notices to be given in accordance with Conditions

Condition 21 (“Notices”) applies to these provisions as if it was fully set out in these provisions.

3.5                               Calculation of period of notice

If a notice must be given within a certain period of days, the day on which the notice is given, and the day on which the meeting is to be held, are not to be counted in calculating that period.

3.6                               Registered Noteholders

Noteholders who are or become registered as Noteholders less than 21 days’ before a meeting will not receive notice of that meeting.

4                                         Chairman

4.1                               Nomination of chairman

The Issuer must nominate in writing a person as the chairman of a meeting.

The chairman of a meeting may, but need not, be a Noteholder.

4.2                               Absence of chairman

If a meeting is held and:

(a)                                 a chairman has not been nominated by the Issuer pursuant to paragraph 14.1 (“Nomination of chairman”); or

(b)                                 the person nominated as chairman is not present within 15 minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act,

the Noteholders or Proxies present may appoint a chairman, failing which, the Issuer may appoint a chairman.

4.3                               Chairman of adjourned meeting

The chairman of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place.

5                                          Quorum

5.1                                Number for a quorum

At any meeting, any one or more Noteholders present in person or by Proxy form a quorum for the purposes of passing the resolutions shown in the table below only if they alone or together hold (or in the case of Proxies, represent Noteholders who hold) Notes representing at least the proportion of the outstanding principal amount of the Notes of the relevant Series shown in the table below.

Type of resolution	Required proportion for any meeting except for meeting previously adjourned because of lack of quorum	Required proportion for meeting previously adjourned because of lack of quorum
Extraordinary Resolution requiring a Special Quorum	75%	25%
Extraordinary Resolution	50%	No requirement
Ordinary Resolution	10%	No requirement

In determining how many Noteholders are present, each individual attending as a Proxy is to be counted, except that:

(a)                                  where a Noteholder has appointed more than one Proxy, only one is to be counted;

(b)                                  where an individual is attending both as a Noteholder and as a Proxy, that individual is to be counted only once in respect of each such capacity; and

(c)                                   where an individual is attending as a Noteholder and has also appointed a Proxy in respect of the Notes it holds, those individuals are to be counted only once.

5.2                                Requirement for a quorum

An item of business (other than the choosing of a chairman) may not be transacted at a meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a Noteholder or Proxy who is present (if such request is accepted by the chairman in its absolute discretion)) declares otherwise.

5.3                                If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)                                  if convened on the requisition of Noteholders, is dissolved; and

(b)                                  in any other case, is adjourned until a date, time and place the chairman appoints.  The date of the adjourned meeting must be no earlier than 14 days, and no later than 42 days after, the date of the meeting from which the adjournment took place.

5.4                                If quorum not present at adjourned meeting

(a)                                  If a quorum is not present within 15 minutes after the time appointed for any adjourned meeting, the chairman may dissolve the meeting.

(b)                                  If the meeting is not dissolved in accordance with this provision, the chairman may with the consent of (and must if directed by) any meeting adjourn the meeting to a new date, time or place. Only business which might validly (but for the lack of required quorum) have been transacted at the original meeting may be transacted at the adjourned meeting.

6                                          Adjournment of a meeting

6.1                                When a meeting may be adjourned

The chairman of a meeting may with the consent of (and must if directed by) any meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place.

6.2                                Business at adjourned meeting

Only unfinished business is to be transacted at a meeting resumed after an adjournment.

6.3                                Notice of adjourned meeting

It is not necessary to give notice of an adjournment unless the meeting is adjourned because of a lack of a quorum. In that case, unless otherwise agreed in writing by each Noteholder, the Issuer must give 10 days’ notice of the adjourned meeting to each person entitled to receive notice of a meeting under these provisions. The notice must state the quorum required at the adjourned meeting but need not contain any further information.

7                                          Voting

7.1                                Voting on a show of hands

(a)                                  Every resolution put to a vote at a meeting must be decided on a show of hands unless a poll is properly demanded and the demand is not withdrawn.

(b)                                  A declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost or not carried by any particular majority, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

7.2                                When is a poll properly demanded

A poll may be demanded by:

(a)                                  the chairman;

(b)                                  the Issuer; or

(c)                                   one or more persons who alone or together hold (or represent Noteholders who hold) Notes representing at least 2% of the principal amount of the outstanding Notes.

The poll may be demanded before a vote is taken or before or immediately after the voting results on a show of hands are declared.

7.3                                Poll

(a)                                  If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman. The result of the poll is a resolution of the meeting at which the poll was demanded.

(b)                                  A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

(c)                                   A demand for a poll may be withdrawn.

(d)                                  The demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll was demanded.

7.4                                Equality of votes - chairman’s casting vote

If there is an equality of votes either on a show of hands or on a poll, the chairman of the meeting has a casting vote in addition to any votes to which the chairman is entitled as a Noteholder or Proxy.

7.5                                Entitlement to vote

(a)                                  A Noteholder (or, in the case of a Note registered as being owned jointly, the person whose name appears first in the Register) may be present and vote in person at any meeting in respect of the Note or be represented by Proxy.

(b)                                  Except where these provisions otherwise provide, at any meeting:

(i)                                      on a show of hands, each Noteholder present in person and each other person present as a Proxy has one vote; and

(ii)                                   on a poll each Noteholder or Proxy present has one vote in respect of each principal amount equal to the Denomination of the Notes of the Series in respect of which the meeting is being held of Notes which are registered in that person’s name or in respect of which that person is a Proxy.

(c)                                   Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which it is entitled in the same way.

7.6                                Entitlement to attend

The Issuer, the Registrar, the Noteholders and their respective financial and legal advisers may attend and speak at any meeting.

7.7                                Objections to right to vote

A challenge to a right to vote at a meeting of Noteholders:

(a)                                  may only be made at the meeting; and

(b)                                  must be determined by the chairman, whose decision is final.

8                                          Proxies

8.1                                Appointment of proxy

A Noteholder entitled to attend and vote at a meeting may appoint a Proxy to attend and act on that Noteholder’s behalf in connection with any meeting by a

Form of Proxy signed by the Noteholder. If the Noteholder is a corporation, the Form of Proxy must be executed in accordance with the Corporations Act.

8.2                                Validity of Forms of Proxy

Forms of Proxy are valid for so long as the Notes to which they relate are registered in the name of the appointor but not otherwise.

8.3                                Who may be a Proxy?

A Proxy:

(a)                                  need not be a Noteholder; and

(b)                                  may be an attorney, officer, employee, contractor, agent, representative of, or otherwise connected with, the Issuer.

8.4                                Form of Proxy must be lodged with Issuer

A Form of Proxy will not be treated as valid unless it is (together with any power of attorney or other authority under which it is signed, or a copy of that power or authority certified in the manner as the Issuer may require) received by the Issuer (or a person appointed to act on behalf of the Issuer as specified in the notice of meeting) at the office specified in the notice of meeting no later than 48 hours before the meeting at which the Form of Proxy is to be used.

8.5                                Revocation and amendment

Any vote given in accordance with the terms of a Form of Proxy is valid even if, before the Proxy votes, the relevant Noteholder:

(a)                                  revokes or amends the Form of Proxy or any instructions in relation to it; or

(b)                                  transfers the Notes in respect of which the proxy was given,

unless notice of that revocation, amendment or transfer is received from the Noteholder who signed that Form of Proxy by the Issuer (or a person appointed to act on behalf of the Issuer specified in the notice of meeting) at the office specified in the notice of meeting no later than 24 hours before the meeting at which the Form of Proxy is used.

9                                          Single Noteholder

If there is only one Noteholder, the Noteholder may pass a resolution by recording it and signing the record.

10                                   Circulating Resolutions

(a)                                  The Noteholders may without a meeting being held:

(i)                                      pass an Ordinary Resolution, if within one month after the Notification Date, Noteholders representing more than 50% of the principal amount of outstanding Notes as at the Notification Date sign a document stating that they are in favour of the resolution set out in the document; or

(ii)                                   pass an Extraordinary Resolution, if within one month after the Notification Date, Noteholders representing at least 75% of the principal amount of outstanding Notes as at the Notification Date sign a document containing a statement that they are in favour of the resolution set out in the document.

(b)                                  Separate copies of a document may be used for signing by Noteholders if the wording of the resolution and statement is identical in each copy.

(c)                                   The resolution is passed when the last Noteholder signs it.

(d)                                  The accidental omission to give a copy of a Circulating Resolution to, or the non-receipt of a copy by, any Noteholder does not invalidate the Circulating Resolution.

11                                   Matters requiring an Extraordinary Resolution

The following matters require an Extraordinary Resolution of Noteholders:

(a)                                  a variation of a provision of the Note Deed Poll, the Conditions or a right created under any of them which is set out in this paragraph 11, except for:

(i)                                      a variation which may be made without the consent of Noteholders under Condition 19.1 (“Variation without consent”); and

(ii)                                   a variation which requires a Special Quorum under paragraph 12 (“Extraordinary Resolutions requiring a Special Quorum”);

(b)                                  a waiver of any breach or other non-performance of obligations by the Issuer in connection with the Note Deed Poll, the Conditions or an authorisation of any proposed breach or non-performance;

(c)                                   to authorise any person to do anything necessary to give effect to an Extraordinary Resolution;

(d)                                  the exercise of any right, power or discretion under the Note Deed Poll or the Conditions that expressly requires an Extraordinary Resolution; and

(e)                                   the appointment of any committee (which need not consist of Noteholders) to represent the interests of the Noteholders and the conferring on the committee of any rights, powers or discretions which the Noteholders may exercise by an Extraordinary Resolution.

12                                   Extraordinary Resolutions requiring a Special Quorum

Any resolution to be passed in a meeting regarding the following matters requires a Special Quorum to be present at the meeting:

(a)                                  any proposal for any compromise of the rights of the Noteholders against the Issuer, whether those rights arise under the Note Deed Poll, the Conditions or otherwise;

(b)                                  the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other body corporate which is not expressly permitted under the Conditions;

(c)                                   a change to the dates of maturity or redemption of any Notes or any date on which a payment of principal or interest is due on any Notes;

(d)                                  a reduction or cancellation of an amount payable, or a change to the method of calculating an amount payable or a date of payment in respect of the Notes (other than where the reduction, cancellation or change is expressly provided for in the Conditions or where the modification increases the amount payable);

(e)                                   a change to the due currency of any payment or denomination in respect of the Notes;

(f)                                    a change to the majority required to pass an Extraordinary Resolution; and

(g)                                   a change to the quorum (whether a Special Quorum or otherwise) required to pass an Extraordinary Resolution.

13                                   Matters requiring an Ordinary Resolution

The Noteholders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

14                                   Effect and notice of resolution

14.1                         Resolutions are binding

A resolution passed at a meeting duly convened and held (or by a Circulating Resolution duly sent and signed) in accordance with these provisions is binding on all Noteholders, whether or not they were present, or voted, at the meeting (or signed the Circulating Resolution).

14.2                         Notice of resolutions

The Issuer must give notice to the Noteholders and the Registrar of the result of the voting on a resolution within 14 days of the result being known. However, a failure to do so does not invalidate the resolution.

15                                   Minutes

15.1                         Minute books

The Issuer must keep minute books in which it records:

(a)                                  proceedings and resolutions of meetings; and

(b)                                  Circulating Resolutions.

15.2                         Minutes and Circulating Resolutions must be signed

The Issuer must ensure that:

(a)                                  minutes of a meeting are signed by the chairman of the meeting or by the chairman of the next meeting; and

(b)                                  Circulating Resolutions are signed by a director or secretary of the Issuer.

15.3                         Minutes and Circulating Resolutions conclusive

A minute or Circulating Resolution that is recorded and signed in accordance with these provisions, unless the contrary is proved, conclusive evidence:

(a)                                  of the matters contained in it;

(b)                                  that the meeting has been duly convened and held (or copies of the proposed Circulating Resolution have been duly sent and signed); and

(c)                                   that all resolutions have been duly passed.

16                                   Further procedures

The Issuer may prescribe further regulations for the holding of, attendance and voting at meetings as are necessary or desirable and do not adversely affect the interests of the Noteholders.

17                                   Notes of more than one Series

17.1                         Application

This paragraph 17 (“Notes of more than one Series”) applies whenever there are outstanding Notes which do not form a single Series.

17.2                         Resolutions affecting one Series

A resolution which affects one Series of Notes only is taken to have been duly passed if passed at a meeting, or by a Circulating Resolution, of the Noteholders of that Series.

17.3                         Resolutions affecting more than one Series

(a)                                  A resolution which affects more than one Series of Notes but does not give rise to a conflict of interest between the Noteholders of any of the Series so affected is taken to have been duly passed if passed at a single meeting, or by a Circulating Resolution, of the Noteholders of all Series so affected.

(b)                                  A resolution which affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Noteholders of any of the Series so affected is taken to have been duly passed if passed at separate meetings, or by separate Circulating Resolutions, of the Noteholders of each Series so affected.

17.4                         Legal opinions

The Issuer may rely on, and the Noteholders are bound by, a legal opinion from a leading law firm in Australia to the effect that a resolution:

(a)                                  affects one Series of Notes only; or

(b)                                  if it affects more than one Series of Notes, does not give rise to a conflict of interest, for the purposes of determining the meeting or meetings which need to be held for the purposes of this paragraph 17 (“Notes of more than one Series”).

Third Note Deed Poll Signing page 8 SIGNED, SEALED AND DELIVERED AB SVENSK EXPORTKREDIT (PUBL) ) (Swedish Export Credit Corporation) ) in the presence of: ) By: ..................... ........................... Per Akerllnd )Name: ) ) H:::IT Executlve Vice Pre2sident ) Sig e of witn.) ........... ..........!...P.f!Y..!!..F. , Name of witness (block letters)) ) Title By:.· ................................ Name: Title:Erik Håden Senior Olrector Head of Treasury © King & Wood Mallesons Third Note Deed Poll 18

Third Note Deed Poll

Signing page

DATED: 29 February 2016

8

SIGNED, SEALED AND DELIVERED

....

Sig e of witn

....!..P.f/Y.//.F.,
Name of witness (block letters)

By: ....
Name: Per Akerlind

2

Title: Executive Vice President